Exhibit 99.1

NEWS RELEASE

Contacts:	William A. Owen, Chief Financial Officer
951.699.4749

Angie Yang/Evan Pondel
PondelWilkinson Inc.
310.279.5980
investor@pondel.com

OUTDOOR CHANNEL HOLDINGS TO RECLASSIFY CERTAIN INTANGIBLE ASSETS
RELATED TO SEPTEMBER 2004 ACQUISITION OF THE OUTDOOR CHANNEL;
COMPANY REPORTS 2006 Q3 AND NINE-MONTH REVENUES

— Reclassification Delays Filing Report on Form 10-Q for the Quarter Ended September 30, 2006—

Temecula, California — November 9, 2006 — Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today announced that in connection with a review of its financial statements, it has determined that a correction in the estimated useful life, and the corresponding value, of certain indefinite-lived intangible assets relating to distributor relationships that the company acquired in connection with its September 2004 purchase of the minority interest of The Outdoor Channel, Inc. will result in a reclassification of such assets as assets with definite lives.  Because the life of such assets will no longer be classified as indefinite, the revised value of such assets as of September 2004, which were originally valued at $10,573,000, will be reduced with a corresponding increase in other long-lived intangible assets. The revised value of the distributor relationships assets will then be amortized over the corrected useful life, with current value being tested for impairment at the end of each quarter.

The resulting re-valuation and amortization will not impact revenue or cash flow for the company for any period.  However, the amortization of the revised value will result in a non-cash expense for periods after September 2004.  Pending the company’s determination whether such amortization charge is material to its financial statements for such periods, the company may restate its prior financial statements for certain periods subsequent to September 2004.  The company’s management and its audit committee have not yet determined the useful life of the assets and the resulting accounting impact or which of its prior financial statements, if any, may require restatement.  The company expects to complete its re-valuation of the useful life of the assets and, if necessary, file restatements of its consolidated financial statements with the Securities and Exchange Commission as soon as practicable.  Due to the additional time needed to complete the determination of the useful life and the re-valuation of the assets, the company will file its 2006 third quarter Form 10-Q after its due date of November 9, 2006.

In light of the foregoing, Outdoor Channel Holdings today announced its revenues for the three and nine-month periods ended September 30, 2006, but is unable to announce full financial results until the final determination of the useful life and re-valuation of such assets.  In addition, the company is unable at this time to provide any estimates on the re-valuation of such assets, the amortized amount in any quarter or the likelihood of having to restate any prior financial statements.

For the three months ended September, 30, 2006, subscriber fees grew 13.1 percent to $4.3 million from $3.8 million in the same period a year ago.  Advertising revenue, generated primarily from the sale of advertising time on The Outdoor Channel, rose 21.0 percent to $6.8 million in the 2006 third quarter from $5.7 million in the prior-year period. Membership income, derived from the company’s related businesses, increased 4.6 percent to $2.0 million, from $1.9 million in the year-ago third quarter.  Total revenues were 15.6 percent higher at $13.2 million for the three months ended September 30, 2006, compared with $11.4 million in the 2005 third quarter.

“Third quarter revenues demonstrate the positive impact of our efforts to grow The Outdoor Channel’s overall business,” said Perry T. Massie, chairman of the board of Outdoor Channel Holdings.  “We anticipate concluding our current re-valuation and amortization as swiftly as possible in the near term and look forward to focusing all of our combined efforts under the direction of our president, Roger Werner.”

Roger L. Werner, Jr., who will now assume the role of chief executive officer of Outdoor Channel Holdings the day after the company files its Form 10-Q for the 2006 third quarter, said, “I believe third quarter results are indicative of The Outdoor Channel’s overall strong positioning in the adventure sports programming industry.  Based on my few short weeks at the company, I have increased confidence that The Outdoor Channel represents a unique platform for growth.  Although our refocused strategic plan is still being developed, our immediate attention will be on supplementing and improving programming quality and reinvesting in our cable and satellite relationships to accelerate subscriber growth.”

For the year-to-date period, total revenues grew 12.4 percent to $35.4 million from $31.5 million for the corresponding 2005 period.  Subscriber fees increased 14.8 percent to $13.1 million and advertising sales rose 12.5 percent to $18.2 million from the 2005 nine-month period.  Membership income increased 5.2 percent to $4.1 million for the 2006 nine months, compared with $3.9 million in the comparable period a year ago.

Investor Conference Call

Outdoor Channel Holdings’ management will host an investor conference call today, November 9, 2006, at 2:30 p.m. PST (5:30 p.m. EST) to review the company’s revenues for its 2006 third quarter ended September 30, 2006 and other matters.  The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.outdoorchannelholdings.com and www.earnings.com.  For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites.  A telephonic playback of the conference call also will be available through 5:00 p.m. PST (8:00 p.m. EST), Thursday, November 16, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 95330922.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates The Outdoor Channel, a national television network dedicated to providing traditional outdoor programming to America’s 82 million anglers, hunters and outdoor enthusiasts.  The Company also owns and operates related businesses that serve the interests of viewers of The Outdoor Channel and other outdoor enthusiasts, including Outdoor Channel 2 HD, LDMA-AU, Inc. (Lost Dutchman’s) and Gold Prospector’s Association of America, LLC (GPAA).

Nielsen Media Research Universe Estimates for The Outdoor Channel

Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide.  Nielsen estimated that The Outdoor Channel had approximately 28.9 million cable and satellite subscribers as of November 2006.  Please note that this estimate regarding The Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

Safe Harbor Statement

The information contained in this news release may include forward-looking statements. The company’s actual results could differ materially from those discussed in any forward-looking statements. The statements contained in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Statements in this press release regarding the possible conclusions or determinations to be made by the Company or its independent registered public accounting firm regarding the revisions to the estimated useful life and revaluation of certain intangible assets previously classified as indefinite-lived are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to, the final conclusions of the Company and its independent registered public accounting firm concerning matters related to the foregoing asset reclassification, revision and revaluation, including whether the Company will be required to restate its financial statements for any period after September 2004.  The Company’s forward-looking statements also relate to, among other things, product improvement and accelerated growth in the channel’s subscriber base.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

These statements involve significant risks and uncertainties and are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to (1) our ability to increase our subscriber base; (2) our ability to manage growth and/or changes in management; (3) the methodology used by third parties to estimate the subscriber base of, and the ratings of programs on, The Outdoor Channel, or inaccuracies in such estimates; (4) the placement of The Outdoor Channel in unpopular or more expensive packages; (5) the risk of cable and satellite service providers discontinuing carriage of The Outdoor Channel; (6) consolidation of service providers; (7) our ability to secure and retain national advertising accounts; (8) our ability to develop or distribute popular shows on The Outdoor Channel; and (9) costs associated with producing and acquiring programming, as well as other factors.  In assessing forward-looking statements contained herein, you are urged to read carefully all cautionary statements contained in our filings with the Securities and Exchange Commission. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act and Section 21E of the Exchange Act.

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